                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ----------------------

                                    FORK 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 22, 1996
                                                        -----------------

                            DIGITAL SOLUTIONS, INC.
-------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)


    New Jersey                    0-18492                   22-1899798
-------------------------------------------------------------------------
(State or other jurisdic-       (Commission                (IRS Employer
tion of incorporation)          File Number)          Identification No.)


4041-F Hadley Road, South Plainfield, N.J.              07080
-------------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code    (908) 561-1200
                                                    ---------------------


-------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.


        The Company issued the following press release regarding a private placement offering of securities under Section 4(2) and/or Regulation D of the Securities Act of 1933:

        South Plainfield, NJ, Feb. 21 -- DSI - Digital Solutions, Inc.
(NASDAQ: DGSI), a leading third party provider of human resources management services, announced today that it has raised $1.9 million via a private equity financing, and intends to raise a total of $3.5 million through this placement.

        As a result of the financing, DSI has retired $1 million of a bridge note which was due to one fund on Nov. 28, 1995.

        Raymond J. Skiptunis, CEO, stated, "The placement of the equity was anti-dilutive, primarily as a result of the reduction of interest expense, and will also improve our balance sheet dramatically. This expression of confidence in the future of DSI reflects the growing interest in our industry by the investment community."

        THE SECURITIES OFFERED IN THE PRIVATE PLACEMENT OFFERING WILL NOT BE AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

                                   SIGNATURE

        Pursuant to the requirements Of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed an its behalf by the undersigned hereunto duly authorized.


                                            DIGITAL SOLUTIONS, INC.
                                                 (Registrant)


                                            By S/ Raymond J. Skiptunis
                                               -----------------------
                                               Raymond J. Skiptunis
                                               Vice Chairman


Dated:  February 22, 1996



                                      4